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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-777961) of Puma Technology, Inc. of our report dated August 20, 1999, except for Note 12, which is as of August 24, 1999, relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation of our report dated August 20, 1999 relating to the financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

SAN JOSE, CALIFORNIA
OCTOBER 26, 1999